 Exhibit 99.1

ENSERVCO Schedules Third Quarter

Earnings Release and Conference Call

DENVER, CO – November 1, 2018 – ENSERVCO Corporation (NYSE American: ENSV), a diversified national provider of specialized well-site services to the domestic onshore conventional and unconventional oil and gas industries, today announced it will release its third quarter financial results after the market closes on Wednesday, November 14, 2018.  Following the release, management will host a conference call and webcast to discuss the quarter and subsequent operational developments.

The conference call will begin at 2:30 p.m. Mountain Time (4:30 p.m. Eastern) and will be accessible by dialing 877-407-8031 (201-689-8031 for international callers).  No passcode is necessary.  A telephonic replay will be available through November 21, 2018, by calling 877-481-4010 (919-882-2331 for international callers) and entering the Replay ID #40333.

To listen to the webcast, participants should access the ENSERVCO website, located at www.enservco.com, and link to the “Investors” page at least 10 minutes early to register. Participants can also connect directly to the webcast at http://www.investorcalendar.com/event/40333.  A replay of the webcast will be available for 90 days.

About ENSERVCO

Through its various operating subsidiaries, ENSERVCO provides a wide range of oilfield services, including hot oiling, acidizing, frac water heating, water transfer, bacteria and scaling treatment and water hauling.  The Company has a broad geographic footprint covering seven major domestic oil and gas basins and serves customers in Colorado, Montana, New Mexico, North Dakota, Oklahoma, Pennsylvania, Ohio, Texas, Wyoming and West Virginia. Additional information is available at www.enservco.com.

Contact:

Pfeiffer High Investor Relations, Inc.

Jay Pfeiffer

Phone 303-880-9000

Email: jay@pfeifferhigh.com